Exhibit 99

THE DOLAN COMPANY AMENDS BANK AGREEMENT,

RESTRUCTURES FLORIDA UNIT AND DISCUSSES Q3

PERFORMANCE

MINNEAPOLIS, Minn. (October 10, 2012) – The Dolan Company (NYSE: DM), a leading provider of professional services and business information to the legal, financial and real estate sectors in the United States, today announced that it has amended its senior lending agreement, restructured its Florida operations of National Default Exchange, or NDeX, and is commenting on its third quarter results.

The company has amended its existing bank agreement with its current lending group to reset its covenant ratios and make certain other changes. “We are pleased with the changes to our bank agreement and the greater flexibility it will provide to us,” said Vicki Duncomb, chief financial officer. Details of this amendment are included in the company’s Form 8-K filed today with the Securities and Exchange Commission.

The company also said it has restructured its NDeX Florida operations in order to provide its proprietary technology to the Albertelli law firm in consideration for licensing fees and other financial considerations. NDeX returned existing processing operations to the law firm. Had the restructuring occurred on January 1, 2012, the company’s 2012 annual revenues would have been reduced by $10-$12 million but the company’s EBITDA from continuing operations would be increased by at least $1 million. The company said NDeX remains committed to the Florida market.

This restructuring is considered a triggering event under GAAP and the company has been required to assess whether the goodwill of its NDeX reporting unit has been impaired. Given the current depressed operating results of the mortgage default processing industry, the company has determined that certain of the finite-lived intangible assets of NDeX as well as the goodwill have been impaired. Accordingly, the company plans to record a non-cash, pre-tax charge for impairment of these assets of up to $165 million in the third quarter. Details regarding the restructuring and impairment charge are included in the company’s Form 8-K filed today with the Securities and Exchange Commission, and the final amount of the impairment is expected to be announced in connection with third quarter results in early November.

The company noted that its third quarter revenue and Adjusted EBITDA results from continuing operations, excluding non-recurring, non-cash charges, are expected to be modestly above the current analysts’ estimates for the third quarter. Results were mostly affected by strength in the company’s e-discovery business.

The Dolan Company is a leading provider of professional services and business information to the legal, financial and real estate sectors. Its Professional Services Division provides specialized outsourced services to the legal profession through its subsidiaries, NDeX, DiscoverReady and Counsel Press. NDeX is a leading provider of mortgage default processing services in the United States. DiscoverReady provides outsourced discovery management and document review services to major companies and law firms. Counsel Press is the nation’s largest provider of appellate services to the legal community. The company’s Business Information Division publishes business journals, court and commercial media and other highly focused information products and services, operates web sites and produces events for targeted legal and professional audiences in each of the 19 geographic markets that it serves across the United States.

Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts are forward-looking statements. Such forward-looking statements include statements using words such as “anticipate,” “expect,” “believe,” “view,” “continue,” “to come,” “will,” “may,” “optimistic,” “estimate,” “assume,” “pursue,” “outlook,” “guidance,” “goal,” “milestone” and similar expressions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the following: our businesses operate in highly competitive markets and depend on the economies and demographics of the legal, financial and real estate markets we serve and changes in those sectors could have an adverse effect on our revenues, cash flows, and profitability; if the number of files referred to us by our mortgage default processing service law firm customers (or loan servicers and mortgage lenders we serve directly in California) decreases or fails to increase, or if one or more of our law firm customers fails to pay us for our mortgage default processing services, our operating results and ability to execute our growth strategy could be adversely affected; bills introduced and laws enacted to mitigate foreclosures, voluntary relief programs and halts by servicers or lenders, as well as governmental investigations, enforcement actions, litigation, court orders and settlements may have an adverse effect on our mortgage default processing services and public notice operations; our efforts to grow our business may place a strain on our management and internal systems, processes and controls, may result in operating inefficiencies, and may negatively impact our operating margins; we intend to continue to pursue acquisition opportunities, which we may not do successfully and which may subject us to considerable business and financial risk or require us to raise additional capital or incur additional indebtedness; a failure to comply with covenants under our debt instruments could result in acceleration of debt or an inability to access availability under our credit facility; we depend on our senior management team and other key leaders of our business segments and our operation and growth may be negatively impacted if we lose any of their services; revenues of our subsidiaries NDeX and DiscoverReady have been concentrated among a few customers, thus the loss of business from our top customers and a failure to attract new customers could adversely affect our operating results; certain key personnel of our subsidiary NDeX, who are also shareholders and principal attorneys of our law firm customers, may at times have interests that differ from or conflict with our interests; and the other risk factors described under “Risk Factors” in Item 1A of our annual report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 9, 2012. We undertake no obligation to update any forward-looking statements in light of new information or future events.

Investor Contact:	Bob Evans – 612-317-9430
Director of Investor Relations – The Dolan Company
bob.evans@thedolancompany.com